EXHIBIT 99.1

CUSIP NO. 92855S101

AGREEMENT OF JOINT FILING

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the shares of Common Stock, par value $0.001 per share, of Terremark Worldwide, Inc.   Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: May 8, 2007	REPORTING PERSON:

Stichting Administratiekantoor Talpa Beheer
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Beheer BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Capital Holding BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments GP I BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Fund I CV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Johannes Hendrikus Hubert de Mol
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

*                    Signed pursuant to powers of attorney, dated July 30, 2006, August 3, 2006 and January 18, 2007, included as Exhibit 99.2 to the statement on Schedule 13D filed with the Securities and Exchange Commission on January 19, 2007 by the Reporting Persons and incorporated by reference herein.

APPENDIX I

Transactions Effected During the Past 60 Days

All Shares of the Company as described in the table below were acquired by Cyrte Investments GP in open market transactions.

Transaction Date	# Shares	Price (USD)
March 5, 2007	35,400	3.4000
March 6, 2007	4,700	3.5000
March 13, 2007	23,860	3.4747
March 14, 2007	134,960	3.4753
March 15, 2007	52,100	3.4798
March 16, 2007	150,000	3.4344
March 19, 2007	100,000	3.4925
March 26, 2007	-500,000	3.5200
March 26, 2007	-1,000,000	3.6206
March 27, 2007	-500,000	3.5001
April 24, 2007	16,200	4.2500
April 25, 2007	855,393	4.5117
April 26, 2007	1,176,600	4.5250
April 27, 2007	863,000	4.5496
April 30, 2007	1,908,800	4.6519